     As filed with the Securities and Exchange Commission on October 5, 1998
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 2054

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                               USA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                      59-2712887
  (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                      Identification No.)

                  152 West 57th Street, New York, NY        10019
             (Address of Principal Executive Offices)     (Zip Code)

                TICKETMASTER STOCK PLAN (AS AMENDED AND RESTATED)
                            (Full title of the plan)

                                 THOMAS J. KUHN
                               USA NETWORKS, INC.
                              152 WEST 57TH STREET
                               NEW YORK, NY 10019
                     (Name and address of agent for service)

                                 (212) 314-7300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
                                           PROPOSED        PROPOSED MAXIMUM
TITLE OF EACH CLASS OF     AMOUNT TO       MAXIMUM             AGGREGATE           AMOUNT OF
      SECURITIES               BE       OFFERING PRICE         OFFERING          REGISTRATION
  TO BE REGISTERED       REGISTERED(1)     PER SHARE            PRICE                 FEE
---------------------------------------------------------------------------------------------
     Common Stock,         45,000            N/A              $894,375(2)         $263.84(2)
  par value $.01 per       shares
        share
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

(1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) The average of the high and low reported prices of the Registrant's Common Stock on October 1, 1998 has been used for the purpose of calculating the registration fee pursuant to Rule 457(c).

    THIS REGISTRATION STATEMENT INCORPORATES BY REFERENCE THE CONTENTS OF REGISTRATION STATEMENT NO. 333-57667 FOR THE TICKETMASTER STOCK PLAN (AS AMENDED AND RESTATED).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

              INTRODUCTORY STATEMENT AND INCORPORATION BY REFERENCE

        This Registration Statement on Form S-8 (the "Registration Statement") of USA Networks, Inc., a Delaware corporation (the "Company" or the "Registrant"), relates to up to 45,000 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the Ticketmaster Stock Plan (As Amended and Restated) (the "Plan") of Ticketmaster Group, Inc. ("Ticketmaster").

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

        (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and the Company's Current Reports on Form 8-K filed January 9, 1998 (amending Form 8-K filed on February 13, 1996), January 16, 1998, January 23, 1998, February 13, 1998, February 23, 1998, April 1, 1998,
May 1, 1998, May 19, 1998 and June 24, 1998;

        (c) The information contained in the Company's Proxy Statement, dated January 12, 1998, for its annual meeting of stockholders held on February 11, 1998, filed with the Commission on January 13, 1998; and

        (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-4, dated November 20, 1996 (No.333-16437).

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER           DESCRIPTION OF EXHIBIT
--------         ----------------------
5.01             Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered

23.01            Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                 5.01 hereto)

23.02            Consent of Deloitte & Touche LLP

23.03            Consent of Ernst & Young LLP

23.04            Consent of KPMG Peat Marwick LLP

23.05            Consent of PricewaterhouseCoopers LLP

23.06            Consent of PricewaterhouseCoopers LLP

24.01            Power of Attorney (included on Page 4 of this Registration
                 Statement)

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of September, 1998.

                                    USA NETWORKS, INC.



                                    By: /s/ Barry Diller
                                       ----------------------------------------
                                            Barry Diller
                                            Chairman of the Board and
                                            Chief Executive Officer



                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor A. Kaufman and Thomas J. Kuhn, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on September 15, 1998

SIGNATURE                                 TITLE
---------                                 -----
/s/  Barry Diller
---------------------------------         Chairman of the Board,
     Barry Diller                         Chief Executive Officer and Director


/s/ Victor A. Kaufman
---------------------------------         Office of the Chairman, Chief
    Victor A. Kaufman                     Financial Officer and Director
                                          (Principal Financial Officer)

/s/ Michael P. Durney
---------------------------------         Controller (Chief Accounting Officer)
    Michael P. Durney

                                                                     Page 5 of 6

/s/ Paul G. Allen
---------------------------------         Director
    Paul G. Allen


/s/ Frank J. Biondi, Jr.
---------------------------------         Director
    Frank J. Biondi, Jr.


/s/ Edgar Bronfman, Jr.
---------------------------------         Director
    Edgar Bronfman, Jr.


/s/ James G. Held
---------------------------------         Director
    James G. Held


/s/ Donald Keough
---------------------------------         Director
    Donald Keough


/s/ Robert W. Matschullat
---------------------------------         Director
    Robert W. Matschullat


/s/ Samuel Minzberg
---------------------------------         Director
    Samuel Minzberg


/s/ William D. Savoy
---------------------------------         Director
    William D. Savoy


/s/ H. Norman Schwarzkopf
---------------------------------         Director
    H. Norman Schwarzkopf


                                  EXHIBIT INDEX

EXHIBIT
NUMBER           EXHIBIT DESCRIPTION
--------         -------------------
5.01             Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered

23.01            Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit
                 5.01 hereto)

23.02            Consent of Deloitte & Touche LLP

23.03            Consent of Ernst & Young LLP

23.04            Consent of KPMG Peat Marwick LLP

23.05            Consent of PricewaterhouseCoopers LLP

23.06            Consent of PricewaterhouseCoopers LLP

24.01            Power of Attorney (included on Page 4 of this Registration
                 Statement)